UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. INGERSOLL-RAND COMPANY LIMITED, Defendant.	Civil Action No.

FINAL JUDGMENT AS TO DEFENDANT INGERSOLL-RAND COMPANY LIMITED

The Securities and Exchange Commission having filed a Complaint and Defendant, Ingersoll-Rand Company Limited (“Ingersoll-Rand” or “Defendant”) having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s officers, agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 13(b)(2)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. § 78m(b)(2)(A), by failing to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer.

II

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s officers, agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 13(b)(2)(B) of the Exchange Act, 15 U.S.C. § 78m(b)(2)(B), by failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

III

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant will certify on or about April 30, 2008, that Defendant has provided the reports set forth herein. Defendant has retained an outside expert, Jeffrey M. Kaplan (“Kaplan”) of the law firm, Kaplan & Walker LLP, to conduct a review of Defendant’s compliance program, including but not limited to compliance policies and procedures, with a particular focus on those policies and procedures relating to compliance with the Foreign Corrupt Practices Act. Defendant shall exclusively bear all costs, including compensation and expenses, associated with the retention of Kaplan.

At the conclusion of his review, Kaplan will provide Defendant with a report (the “Report”) containing his findings and recommendations regarding Defendant’s compliance program. Defendant will promptly review Kaplan’s report and provide the staff of the U.S. Securities and Exchange Commission (the “Commission”) with a final version soon thereafter, but no later than April 30, 2008. The Report shall address, at a minimum, the adequacy of Defendant’s compliance policies and procedures, and will include a description of the review performed, the conclusions reached, and Kaplan’s recommendations for modifications and additions to the policies and procedures devised and implemented by Defendant.

Along with the Report, Defendant will submit a separate report identifying (i) any remedial recommendations set forth in the Report that Defendant has adopted or intends to adopt within a set time period, and (ii) any such recommendations that Defendant has not adopted and does not intend to adopt. With respect to any recommendation that Defendant considers unnecessary or inappropriate, Defendant shall explain why the objective or purpose of such recommendation is unnecessary or inappropriate and provide in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose, in agreement with Kaplan.

Defendant shall cooperate fully with Kaplan and shall provide Kaplan with access to its files, books, records and personnel as reasonably requested by Kaplan.

IV

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $1,710,034, representing profits gained as a result of the conduct alleged in the Complaint, together with pre-judgment interest thereon in the amount of $560,953, and a civil penalty in the amount of $1,950,000 pursuant to Section 21(d)(3) of the Exchange Act, 15 U.S.C. § 78u(d)(3). Defendant shall satisfy this obligation by paying $4,220,987 within ten (10) business days after entry of this Final Judgment by certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission. The payment shall be delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Mail Stop 0-3, Alexandria, Virginia 22312, and shall be accompanied by a cover letter identifying Ingersoll-Rand Company, Ltd. as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit photocopies of the payment of disgorgement and payment of civil penalty and letter to the Commission’s counsel in this action. By making these payments, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 USC § 1961. The Commission shall remit the funds paid pursuant to this paragraph to the United States Treasury.

V

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

VI

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

Dated: _____________, ____

UNITED STATES DISTRICT JUDGE